Exhibit 5

                             JOINT FILING AGREEMENT
                             ----------------------

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of Common Stock, par value $.01 per share, of SAVVIS Communications Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: May 17, 2001

                                 REUTERS GROUP PLC

                                 By: /s/ Stephen P. Lehman
                                    ----------------------------------------
                                    Name: Stephen P. Lehman
                                    Title: Attorney-in-fact



                                 REUTERS AMERICA INC.

                                 By: /s/ Stephen P. Lehman
                                    ----------------------------------------
                                    Name: Stephen P. Lehman
                                    Title: Vice President



                                 REUTERS S.A.

                                 By: /s/ Stephen P. Lehman
                                    ----------------------------------------
                                    Name: Stephen P. Lehman
                                    Title: Attorney-in-fact



                                 REUTERS HOLDINGS SWITZERLAND SA

                                 By: /s/ Stephen P. Lehman
                                    ----------------------------------------
                                    Name: Stephen P. Lehman
                                    Title: Attorney-in-fact